OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden
hours per response	14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PINNACLE BANKSHARES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[Logo]

Dear Fellow Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation, the holding company for First National Bank. The meeting will be held on Tuesday, April 14, 2009, at 11:30 a.m. at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting, which include a proposal to amend our Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock and to make a clarifying change. Enclosed is our 2008 Annual Report to Shareholders that will be reviewed at the Annual Meeting.

Please complete, sign, date and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. Your proxy may be revoked at any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of First National Bank and Pinnacle Bankshares Corporation.

Sincerely,

/s/ Robert H. Gilliam, Jr.
Robert H. Gilliam, Jr.
President & Chief Executive Officer

Altavista, Virginia

March 9, 2009

Pinnacle Bankshares Corporation

622 Broad Street

Altavista, Virginia 24517

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 14, 2009

The 2009 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation will be held at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia, on Tuesday, April 14, 2009, at 11:30 a.m. for the following purposes:

1.	To elect three Class III directors to serve until the 2012 Annual Meeting of Shareholders and one Class II director to serve until the 2011 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice.

2.	To act on a proposed amendment to our Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock and to make a clarifying change.

3.	To act on a proposal to adjourn the Annual Meeting to allow time for further solicitation of proxies, in the event there are insufficient votes at the Annual Meeting to approve the amendment proposal.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 24, 2009, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Bryan M. Lemley
Bryan M. Lemley
Secretary

March 9, 2009

IMPORTANT NOTICE

Please complete, sign, date and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies will be revoked.

Pinnacle Bankshares Corporation

622 Broad Street

Altavista, Virginia 24517

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

April 14, 2009

GENERAL

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the enclosed proxy to be used at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle Bankshares Corporation (the “Company”) to be held Tuesday, April 14, 2009, at 11:30 a.m. at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 9, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 14, 2009: This Notice of 2009 Annual Meeting of Shareholders and Proxy Statement and the 2008 Annual Report to Shareholders are available on the internet at the following website: http://www.cfpproxy.com/4739.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Secretary of the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify how the proxy is to be voted, the proxy will be voted FOR the director nominees named in Proposal 1, FOR Proposal 2 to amend the Company’s Articles of Incorporation to authorize the issuance of the preferred stock and to make a clarifying change, and FOR Proposal 3 to adjourn the Annual Meeting to allow time for further solicitation of proxies, in the event there are insufficient votes at the Annual Meeting to approve the amendment proposal.

Directions to Annual Meeting

To obtain directions to attend the Annual Meeting and vote in person, please contact the Secretary of the Company at (434) 369-3000.

Voting Rights of Shareholders

Only those shareholders of record at the close of business on February 24, 2009, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 1,485,089. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Company common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter. With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum, they are not counted for purposes of determining whether a nominee has been elected and, therefore, will have no effect on the election of directors.

With regard to Proposals 2 and 3, votes may be cast in favor or against or a shareholder may abstain. If a quorum is present, Proposal 2 will be approved if the holders of a majority of the shares outstanding and entitled to be voted vote in favor of the proposal. Therefore, abstentions and broker non-votes will have the effect of a vote against Proposal 2 to amend the Articles of Incorporation to authorize the issuance of preferred stock and to make a clarifying change. If a quorum is present, Proposal 3 will be approved if a majority of the shares voted on the proposal are voted in favor of the proposal. Therefore, abstentions and broker non-votes will have no effect on the outcome of Proposal 3 to adjourn the Annual Meeting.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mails, except that officers and regular employees of the Company and First National Bank (the “Bank”) may make solicitations of proxies in person, by telephone or mail, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the Company’s proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in connection with this activity.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock, as of March 1, 2009, for each director, director nominee and named executive officer, and for all directors and executive officers as a group. To the Company’s knowledge, no shareholder of the Company owns more than 5% of the Company’s outstanding common stock.

Name	Amount and Nature of Beneficial Ownership (1)		Ownership as a Percentage of Common Stock Outstanding
A. Willard Arthur	4,409		*
James E. Burton, IV	18,986	(2)	1.28%
John P. Erb	5,188		*
Robert H. Gilliam, Jr.	24,296	(7)	1.64%
Thomas F. Hall	2,000		*
R. B. Hancock, Jr.	4,353	(3)	*
James P. Kent, Jr.	19,888	(4)	1.34%
Bryan M. Lemley	2,210	(5)	*
William F. Overacre	1,000		*
Carroll E. Shelton	15,884	(6)	1.07%
John L. Waller	5,353		*
Michael E. Watson	1,798	(3)	*

All directors and executive officers as a group (12 persons)	105,365		7.09%

*	Less than 1.0%, based on 1,485,089 total outstanding shares as of March 1, 2009.

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2)	Includes 12,575 shares held as custodian for minor children, and excludes 819 shares held solely in spouse’s name.
(3)	Shares held jointly with spouse.
(4)	Excludes 2,379 shares held solely in spouse’s name.
(5)	Includes 2,000 shares that Mr. Lemley has the option to purchase under the 1997 Incentive Stock Plan.
(6)	Includes 7,884 shares held jointly with spouse.
(7)	Includes 12,000 shares pledged as collateral for a loan.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board is divided into three classes (I, II and III) of directors. The term of office for Class III directors will expire at the Annual Meeting. The nominees for election as Class III directors, Carroll E. Shelton, John L. Waller and Michael E. Watson, currently serve as directors of the Company and are standing for re-election. If elected, the Class III nominees will serve until the 2012 Annual Meeting of Shareholders. Thomas F. Hall, a nominee for election as a Class II director, has served as a director since his appointment on November 11, 2008. If elected, Mr. Hall will serve until the 2011 Annual Meeting of Shareholders.

Mr. Hall is a native of West Virginia, and earned a Bachelor of Science degree from Concord College, Athens, West Virginia. Mr. Hall, a long time resident of Amherst County, Virginia is the President of George E. Jones and Sons, Inc., an Amherst based construction company serving the Central Virginia market and specializing in utility construction. Mr. Hall currently serves on the Board of Directors of the Associated General Contractors of Virginia and of the Region 2000 Economic Development Council. Mr. Hall was initially recommended to the Nominating Committee by the Company’s Chief Executive Officer and non-management directors.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company’s Board.

Certain information concerning the nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class I and Class II directors who will continue in office.

Nominees for Election of Directors:
Name (Age) and Address	Principal Occupation Last Five Years	Director of Company Since (1)
Class III Directors (To serve until the 2012 Annual Meeting)
Carroll E. Shelton (58) Hurt, Virginia	Senior Vice President First National Bank and Pinnacle Bankshares Corporation	1990

John L. Waller (65) Hurt, Virginia	Owner & Operator Waller Farms, Inc.	1989

Michael E. Watson (54)	Controller	2003
Gladstone, Virginia	Flippin, Bruce & Porter, Inc. (investment counselors)
Class II Director (To serve until the 2011 Annual Meeting)

Thomas F. Hall (59)	President	2008
Amherst, Virginia	George E. Jones & Sons, Inc. (construction)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

Directors Continuing in Office:
Name (Age) and Address	Principal Occupation Last Five Years	Director of Company Since (1)
Class I Directors (Serving until the 2010 Annual Meeting)

A. Willard Arthur (63) Rustburg, Virginia	Retired; Former Chairman and Secretary Marvin V. Templeton & Sons, Inc. (general contractors)	1998

John P. Erb (65) Altavista, Virginia	Assistant Superintendent Campbell County Schools	1989

Robert H. Gilliam, Jr. (63) Lynch Station, Virginia	President & CEO First National Bank and Pinnacle Bankshares Corporation	1979

R. B. Hancock, Jr. (58) Huddleston, Virginia	President & Owner R. B. H., Inc. (auto parts dealer)	1994

Name (Age) and Address	Principal Occupation Last Five Years	Director of Company Since (1)
Class II Directors (Serving until the 2011 Annual Meeting)

James E. Burton, IV (52) Lynchburg, Virginia	Vice President, Operations Marvin V. Templeton & Sons, Inc. (general contractors)	1998

James P. Kent, Jr. (69) Hurt, Virginia	Partner Kent & Kent, P. C. (attorneys)	1980

William F. Overacre (67) Forest, Virginia	Broker/Owner RE/MAX 1st Olympic, REALTORS	2002

(1)	If prior to May 1, 1997, reflects year that director joined the Board of First National Bank (the “Bank”), the Company’s sole subsidiary. Effective May 1, 1997, the Company became the holding company for the Bank.

Meetings and Committees of the Board of Directors

Board of Directors. The members of the Board of the Directors of the Company also constitute the members of the Board of Directors of the Bank. The Board of Directors conducts its business through meetings of the Company’s Board and through committees of the Bank’s Board, certain of which are described below. The Company became the holding company for the Bank in May 1997, and currently, the Bank’s committees make recommendations to the Company’s Board regarding the audit, compensation and nominating functions. During calendar year 2008, the Company’s Board of Directors held eight meetings and the Bank’s Board of Directors held twelve meetings. No director attended fewer than 75 percent of the total meetings of the Company’s Board of Directors and the Bank committees on which he served during this period. The Board has determined that Messrs. Arthur, Burton, Erb, Hancock, Overacre, Waller and Watson are independent under the listing standards of the NASDAQ Stock Market.

The Company has not adopted a formal policy on Board members’ attendance at the annual meeting of shareholders, although all Board members are encouraged to attend. All Board members attended the 2008 Annual Meeting of Shareholders.

Audit Committee. The Bank’s Audit Committee meets to review reports of the Bank’s internal auditor, who reports directly to the Audit Committee, and reviews the annual report of the Company’s independent auditors. The members of the Audit Committee are Messrs. Burton (Chair), Hancock, Waller and Watson, and they met four times in 2008. In addition, the Chairman of the Audit Committee held discussions with the Company’s independent auditors each quarter prior to the filing of the Company’s Quarterly Reports on Form 10-Q as required by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Company’s Board of Directors has determined that all of the members of the Audit Committee are independent for audit committee purposes under the listing standards of the NASDAQ Stock Market and applicable Securities and Exchange Commission (the “SEC”) regulations. The Board of Directors has also determined that Mr. Watson qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee operates pursuant to a written charter, which is available on the Bank’s website at www.1stnatbk.com under “Investor Relations.”

Compensation Committee. The Bank’s Compensation Committee reviews officer and employee compensation and employee benefit plans and makes recommendations to the Bank’s Board concerning such matters. The Compensation Committee makes recommendations as to the employment of officers of the Bank. Members of the Compensation Committee are Messrs. Erb (Chair), Arthur, Hancock and Overacre, and they met six times in 2008. The Board has determined that all members of the Compensation Committee are independent for compensation committee purposes under the listing standards of the NASDAQ Stock Market. The Compensation Committee operates pursuant to a written charter, which is available on the Bank’s website at www.1stnatbk.com under “Investor Relations.”

Nominating Committee. The Nominating Committee’s duties include consideration of candidates for Board election. At this time, the Nominating Committee does not have a formal written charter. The Nominating Committee makes a recommendation to the Company’s Board concerning candidates for any vacancy that may occur and the entire Board then determines which candidate(s) should be nominated for the shareholders’ approval. The members of the Nominating Committee are Messrs. Arthur, Burton, Erb and Gilliam, and they met four times in 2008. The Company’s Board of Directors has determined that all of the members of the Nominating Committee are independent for nominating committee purposes under the listing standards of the NASDAQ Stock Market, except Mr. Gilliam.

While the Nominating Committee has no formal procedure for shareholders to submit director recommendations, the Nominating Committee will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Company’s Secretary, Pinnacle Bankshares Corporation, P.O. Box 29, Altavista, Virginia 24517, and must be received by January 30, 2010, in order to be considered by the Nominating Committee for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating Committee.

In addition, in accordance with the Company’s Bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if the shareholder gives written notice of his or her intent to make such nomination. In accordance with the Company’s Bylaws, a shareholder nomination must include the nominee’s written consent to serve as a director of the Company if selected, sufficient background information with respect to the nominee including, but not limited to, the nominee’s name and address, the amount and nature of the nominee’s beneficial ownership of the Company’s securities, his or her principal occupation for the past five years and his or her age, sufficient identification of the nominating shareholder, including the shareholder’s name and address, a description of any arrangements or understandings between the shareholder and the nominee pursuant to which the nomination is to be made by the shareholder, and a representation by the shareholder that he or she is the owner of stock of the Company entitled to vote at the annual meeting and that he or she intends to appear at the annual meeting (in person or by proxy) to nominate the individual specified in the notice. Notice of such nominations must be received by the Company’s Secretary at the Company’s principal office in Altavista, Virginia, no later than February 7, 2010 in order to be made for the annual election of directors in 2010, provided that such notice will not be required to be given more than 90 days prior to the date of the 2010 Annual Meeting of Shareholders. These requirements are more fully described in Article III, Section 16 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Company’s Secretary.

The Nominating Committee may identify director nominees through a combination of referrals, including by management, existing Board members and shareholders, and direct solicitations, where warranted. Once a candidate has been identified, the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, the Nominating Committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the Board.

Minimum Qualifications for Directors

The Nominating Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board and to the Company and its shareholders. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition at the time. However, minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and the Bank and time available for meetings and consultation on Company and Bank matters. Additionally, no individual may be nominated for election or elected as a director if on the date of election, the individual would be age 70 or older.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by writing to Pinnacle Bankshares Corporation, P.O. Box 29, Altavista, Virginia 24517. Correspondence sent by first class mail directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the acting Chairman.

Directors’ Fees

The Board of Directors of the Company determines the compensation for its directors. The Company uses compensation survey information from similar sized companies to determine the appropriate levels of compensation. For 2007, all directors of the Company received an annual retainer of $2,000, and directors of the Bank received an additional annual retainer of $4,000. For 2008, all directors of the Company receive an annual retainer of $2,000, and directors of the Bank receive an additional annual retainer of $5,000. The Bank’s outside directors also receive $250 for each committee meeting attended. Directors may defer payment of up to 100% of retainers and fees through the Company’s nonqualified deferred compensation plan for directors, which is administered by the Virginia Bankers Association Benefits Corporation (the “VBA”).

The following table summarizes director compensation earned for 2008.

DIRECTOR COMPENSATION
Name (1)	Fees earned or paid in cash ($)		Total ($)
A. Willard Arthur	13,500		11,250
James E. Burton, IV	11,500		11,500
John P. Erb	15,500		15,500
Thomas F. Hall	1,083		1,083
R.B. Hancock, Jr.	10,250		10,250
James P. Kent, Jr.	12,250	(2)	12,250
William F. Overacre	14,500		14,500
John L. Waller	13,000		13,000
Michael E. Watson	10,250		10,250

(1) Compensation for Directors Robert H. Gilliam, Jr. and Carroll E. Shelton is included in the Summary Compensation Table.
(2) Includes fees deferred under the VBA Directors’ Deferred Compensation Plan for Pinnacle Bankshares Corporation.

Interest of Management in Certain Transactions

The Bank grants loans and letters of credit to its policy-making officers, directors, principal shareholders and their associates. As of December 31, 2008, borrowing by all policy-making officers, directors, and principal shareholders and their associates amounted to $921,814, or 3.56% of total year-end capital. The maximum aggregate amount of such indebtedness during 2008 was $1,030,000, or 3.97% of total year-end capital. These loans were made in the ordinary course of the Bank’s business, and in the opinion of management of the Bank, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with other persons and do not involve more than a normal risk of collectibility or present other unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, principal shareholders and their associates.

On August 23, 2007, the Bank entered into a lease of the Amherst branch facility with S. Main, L.L.C. (the “Lease”). Thomas F. Hall, a director appointed by the Board in November 2008 and a current nominee, has a 50% ownership interest in S. Main L.L.C. The original term of the Lease is twenty years and may be renewed at the Bank’s option for two additional terms of five years each. The Bank’s current monthly rental payment under the Lease is $10,878.95, or $130,547.40 annually, which is fixed for the first four years of the Lease. The annual rental amount increases by 8% at the end of the first four years of the Lease term and at the end of each subsequent four-year interval during the original Lease term and any renewal term.

EXECUTIVE COMPENSATION

The Bank’s Compensation Committee reviews officer and employee compensation and employee benefit plans and makes recommendations to the Bank’s Board concerning such matters. The Committee’s membership is determined by the Board.

The Compensation Committee reviews the performance of the President and Chief Executive Officer and determines the appropriate compensation for the following year. The Committee also determines any equity compensation or other compensation the President and Chief Executive Officer may receive.

Pursuant to its charter, the Compensation Committee may delegate its duties to any subcommittee or any member of senior management. Compensation of senior management is determined by the President and Chief Executive Officer with direction from the Compensation Committee staying within the targeted overall compensation budgeted by the Company.

The Company does not have written employment agreements with senior management. The compensation of senior management is a mix of base salary, incentive compensation and equity compensation designed to be competitive with the Company’s peers and to enhance long-term value to the Company’s shareholders. The compensation setting process consists of establishing a targeted overall compensation for the Company by the Compensation Committee. Under the incentive compensation program, in which all employees participate, at the beginning of each year, the Committee recommends for approval by the Board of Directors annual performance goals for a series of key performance indicators for the Company representing growth, profitability, asset quality and productivity (such as loan and deposit growth, net interest margin, noninterest income, past due loans, net charge-offs and noninterest expense), and estimated percent of base salary payout levels for achieving those performance goals. At the end of the year, the Board of Directors evaluates the Company’s performance with respect to the various performance goals established earlier in the year and based on this evaluation, determines the base salary percentage earned and to be paid to employees as cash incentive compensation for the year. Incentive compensation expense is accrued each month and is paid to employees in December, if any is earned.

The following table provides compensation information concerning Mr. Gilliam, President and Chief Executive Officer, Mr. Shelton, Senior Vice President, and Mr. Lemley, Vice President and Chief Financial Officer, the named executive officers of the Company for 2008 pursuant to Item 402(m)(2) of Regulation S-K. All compensation, other than director fees for service on the Company’s Board of Directors, was paid by the Bank, the Company’s wholly-owned subsidiary. The following table summarizes compensation earned by these named executive officers in 2008 and 2007.

SUMMARY COMPENSATION TABLE FOR 2008

Name and Principal Position	Year	Salary ($)(1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Robert H. Gilliam, Jr. President and Chief Executive Officer	2008	199,400	(3)	0	5,465	204,865
	2007	191,000	(3)	2,498	3,770	197,268
Carroll E. Shelton Senior Vice President and Chief Credit Officer of the Bank	2008	125,585		0	330	125,915
	2007	116,520		1,493	323	118,336
Bryan M. Lemley Vice President and Chief Financial Officer	2008	101,766		0	251	102,017
	2007	93,187		1,259	238	94,684

(1)	Includes combined Company and Bank Board retainers of $7,000 in 2008 and $6,000 in 2007 for Messrs. Gilliam and Shelton.
(2)	“All Other Compensation” consists entirely of the imputed cost of coverage in excess of $50,000 of group-term life insurance provided under an employee policy. The cost is calculated using the IRS Premium Table.
(3)	$4,000 of Mr. Gilliam’s director’s compensation earned in 2008 and $3,500 of Mr. Gilliam’s director’s compensation earned in 2007 was deferred under the VBA Directors’ Deferred Compensation Plan for Pinnacle Bankshares Corporation.

Incentive Stock Plans. The Company adopted the 1997 Incentive Stock Plan effective May 1, 1997, which expired May 1, 2007, and the 2004 Incentive Stock Plan effective May 1, 2004 (together, the “Incentive Plans”). The 1997 Incentive Stock Plan made available up to 50,000 shares of common stock, and the 2004 Incentive Stock Plan makes available up to 100,000 shares of common stock for awards to key employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock (collectively, “Awards”). To date, the Company has only granted stock options under these Incentive Plans. The purpose of the Incentive Plans is to promote the success of the Company and its subsidiaries by providing incentives to key employees who will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value. The Incentive Plans are designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent. Stock options are granted based upon the ability of key employees to affect the performance of the Company. The Company grants stock options as a motivation to its employees and as a retention tool as the option awards vest over a five-year period.

Under the terms of both Incentive Plans, the Compensation Committee of the Board of Directors of the Bank (the “Committee”) administers the plans. No director may serve as a member of the Committee if he is eligible to participate in either Incentive Plan or was at any time within one year prior to his appointment to the Committee eligible to participate in either Incentive Plan. The Committee has authority to determine the key employees to whom Awards shall be made.

Each Award under the Incentive Plans is made pursuant to a written agreement between the Company and the recipient of the Award (the “Agreement”). In administering the Incentive Plans, the Committee has the authority, subject to approval, amendment and modification by the Board of Directors of the Company, to determine the terms and conditions upon which Awards are made and exercised, to determine terms and provisions of each Agreement, to construe and interpret the Incentive Plans and the Agreements, to establish, amend, or waive rules or regulations for the Incentive Plans’ administration, to accelerate the exercisability of any Award, the end of any performance period, or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the Incentive Plans.

The Board may terminate, amend, or modify the Incentive Plans from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the “Code”), the rules and regulations under Section 16 of the Exchange Act or pursuant to any other applicable laws, rules, or regulations.

The following table reflects certain information regarding unexercised options held at December 31, 2008 by Messrs. Gilliam, Shelton and Lemley. The Company has not granted any restricted stock, and none of the named executive officers exercised stock options in 2008.

Outstanding Equity Awards at Fiscal 2008 Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert H. Gilliam, Jr.	—		—	—	—	—
Carroll E. Shelton	—		—	—	—	—
Bryan M. Lemley	2,000	(1)	—	—	$14.00	7/1/2011

(1)	These options became exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the grant date of 7/1/2001.

Change in Control Agreements. The Company has entered into agreements with Messrs. Gilliam, Shelton and Lemley that provide for severance payments and certain other benefits if their employment terminates under specified conditions after a “change in control” (as defined therein) of the Company. These agreements were amended December 31, 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended and applicable guidance issued thereunder. Payments and benefits will be paid under each agreement only if, within two years and 60 days following a change in control, the executive (i) is terminated involuntarily without “cause” (as defined therein) and not as a result of death or disability, or (ii) terminates his employment voluntarily for “good reason” (as defined therein), including the executive’s unilateral decision to leave during any of three 60 day window periods (beginning on the date of the change in control and the first and second anniversaries thereof). “Change in control” is defined generally to include (i) the acquisition of stock by a person or group that constitutes more than 50% of the Company’s common or voting stock, (ii) the acquisition of 30% of the Company’s voting stock over a 12-month period, (iii) certain changes in the composition of the Company’s Board of Directors over a 12-month period, or (iv) an acquisition of 40% or more of the Company’s assets.

In the event of a covered termination following a change in control, Mr. Gilliam will be entitled to receive (i) a severance payment made in ten quarterly installments, the total of such installments equal to 2.5 times the sum of Mr. Gilliam’s highest annual base salary during the 24-month period ending on the date of the change in control and his highest bonuses for any of the Company’s three fiscal years ending immediately prior to the date of the change in control, and (ii) a continuation of employee welfare benefits for 2.5 years. In addition, Mr. Gilliam will have the right to require the Company to purchase his principal residence at its fair market value if he requests within six months after his termination of employment. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Gilliam may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Gilliam and may also be limited by applicable banking limitations on golden parachutes.

In the event of a covered termination following a change in control, Mr. Shelton will be entitled to receive (i) a severance payment made in eight quarterly installments, the total of such installments equal to 2 times the sum of Mr. Shelton’s highest annual base salary during the 24-month period ending on the date of the change in control and his highest bonuses for any of the Company’s three fiscal years ending immediately prior to the date of the change in control, and (ii) a continuation of employee welfare benefits for two years. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Shelton may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Shelton and may also be limited by applicable banking limitations on golden parachutes.

In the event of a covered termination following a change in control, Mr. Lemley will be entitled to receive (i) a severance payment made in eight quarterly installments, the total of such installments equal to 2 times the sum of Mr. Lemley’s highest annual base salary during the 24-month period ending on the date of the change in control and his highest bonuses for any of the Company’s three fiscal years ending immediately prior to the date of the change in control, and (ii) a continuation of employee welfare benefits for two years. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Lemley may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Lemley and may also be limited by applicable banking limitations on golden parachutes.

Retirement Plans. The Bank maintains a Non-Contributory Defined Benefit Retirement Plan (the “Retirement Plan”) covering substantially all employees who have reached the age of 21 and have been fully employed for at least one year. The Retirement Plan, sponsored by the VBA, provides participants with retirement benefits related to salary and years of credited service. Employees become vested after five plan years of service, with a minimum of 1,000 hours per year, and the normal retirement date is the first day of the month coinciding with or following the employee’s 65th birthday. The Retirement Plan does not cover directors who are not active employees. The amount expensed for the Retirement Plan during the year ended December 31, 2008, was $358,166.

Effective January 1, 2009, the Bank reduced the contribution formula for the Retirement Plan by  1/2 percent from 1.5 percent to 1 percent. The new formula provides a retirement benefit that is calculated as 1 percent times average compensation times years of service. Plan benefits accrued prior to the change in formula will be preserved. The change in benefit formula will be used for calculating benefits accrued after January 1, 2009. For plan participants prior to January 1, 2009, the accrued benefit under the Retirement Plan will be the benefit produced by the old formula based on years of benefit service as of December 31, 2008, plus the benefit produced by the new formula based on future years of service.

Benefits under the Retirement Plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $36,000 for a person age 65 in 2008. Compensation taken into account under the Retirement Plan is limited by the Code’s compensation limit, which is $230,000 for the plan years beginning January 1, 2008 and which is adjusted periodically for inflation. The estimated annual benefit payable under the Retirement Plan upon retirement is $113,693 for Mr. Gilliam, credited with 38 years of service, $69,630 for Mr. Shelton credited with 35 years of service, and $50,708 for Mr. Lemley, credited with 9 years of service. Benefits are estimated on the basis that each will continue to receive, until age 65, covered salary in the same amount paid in 2008.

Profit Sharing/401(k) Plan. The Bank adopted a Defined Contribution Profit Sharing Thrift Plan (the “Thrift Plan”) effective January 1, 1997. The Thrift Plan, sponsored by the VBA, includes a 401(k) savings provision that authorizes a maximum voluntary salary deferral of up to 100% of compensation, subject to statutory limitations. All full-time employees who have reached the age of 21 are eligible to participate. Contributions and earnings, which are tax-deferred, may be invested in various investment vehicles offered through the VBA. The profit sharing arrangement allows for employer contributions in such amounts, if any, as the Board of Directors determines. Employees become 100% vested in any employer contributions that may be made after three plan years of service. The Bank made no contributions to the Thrift Plan for the year ended December 31, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of and transactions in such common stock. Based on a review of these reports filed by the Company’s officers and directors, the Company believes that its officers and directors complied with all filing requirements under Section 16(a) of the Exchange Act during 2008, except Mr. Arthur who reported two transactions late on a Form 5, Mr. Waller who reported one transaction late on a Form 5, and Mr. Hall who made a late Form 3 filing.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NASDAQ Stock Market’s listing standards for audit committee members, has furnished the following report:

The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board. The role and responsibilities of the Committee are set forth in a written charter adopted by the Board. The Committee reviews the charter annually and, when appropriate, recommends changes to the Company’s Board. The charter was last amended in 2004. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. The Committee monitors these processes.

In this context, the Committee met and held discussions with management and the independent auditors to discuss the consolidated audited financial statements for the year ended December 31, 2008. Management represented to the Committee that the Company’s audited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including their judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company; and other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

The Committee received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence, and discussed with the auditors the auditors’ independence from the Company and its management.

The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Audit Committee Members

James E. Burton, IV - Chair
R. B. Hancock, Jr.
John L. Waller
Michael E. Watson

PRINCIPAL ACCOUNTANT

The Audit Committee has selected the firm of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm to audit the books of the consolidated Company for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company, and to perform such other appropriate accounting services as may be required by the Audit Committee. Cherry, Bekaert & Holland, L.L.P. audited the books of the consolidated Company for 2008. A representative of Cherry, Bekaert & Holland, L.L.P. is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires, and to respond to appropriate questions of the shareholders.

PRINCIPAL ACCOUNTANT FEES

The following table presents fees for professional audit services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and 2007 and fees billed for other services rendered by Cherry, Bekaert & Holland, L.L.P. during those periods.

Year Ended December 31, (In thousands)	2008	2007
Audit Fees(1)	$54.5	$52.0
Audit Related Fees	4.0	3.0
Tax Fees(2)	5.0	4.0
All Other Fees	—	—
Total	$63.5	$59.5

(1)    Includes annual financial statement audit and limited quarterly review services. For 2008, includes amounts billed through December 31, 2008, and additional amounts estimated to be billed for the 2008 audit.

(2) Represents income tax services other than those directly related to the audit of the income tax accrual.

All such audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Cherry, Bekaert & Holland, L.L.P. was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions.

Pre-Approval Policies

The Audit Committee reviews and pre-approves all auditing services and permitted non-audit services performed by the Company’s independent auditors, as well as corresponding fees, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the committee prior to the completion of the audit.

The Audit Committee may form and delegate authority to, when appropriate, subcommittees consisting of one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the committee at its next scheduled meeting.

PROPOSAL 2:

AMENDMENT OF ARTICLES OF INCORPORATION TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK AND TO MAKE A CLARIFYING CHANGE

The Proposed Amendment

Our Board of Directors has adopted an amendment of our Articles of Incorporation to authorize 1,000,000 shares of preferred stock, par value $3.00 per share (the “Preferred Stock”) and to make a clarifying change. The exact text of the proposed amendment is contained in Appendix A to this proxy statement.

Authorize Preferred Stock. Our Articles of Incorporation currently authorize only the issuance of common stock. The amendment will vest in the Board of Directors the authority to issue the Preferred Stock in one or more series and, to the extent permitted by law, fix and determine the preferences, limitations and relative rights of the shares of any series so established. Provisions in a company’s Articles of Incorporation authorizing preferred stock in this manner will give a board of directors the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by applicable laws, regulatory authorities or the rules of any stock exchange on which our securities are then listed), to create one or more series of preferred stock and to determine by resolution the terms of each such series.

Clarifying change. While asking shareholders to approve an amendment to the Articles of Incorporation to authorize the issuance of Preferred Stock, the Board of Directors determined that a clarifying change should be made to Article VI of the Articles of Incorporation at the same time. This clarifying change adds language to Article VI regarding the shareholder approval required for certain transactions to clarify that such shareholder approval requirements apply only to the extent shareholder approval is required by applicable law or regulation.

Shareholders are being asked to approve the proposed amendment to authorize the issuance of Preferred Stock and to make this clarifying change to the Articles of Amendment at the Annual Meeting.

Reasons for the Amendment

As mentioned above, our Articles of Incorporation currently do not authorize the Company to issue preferred stock. The Board of Directors believes that the authorization of the Preferred Stock is advisable and in the best interests of the Company and its shareholders for several reasons. The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in our capital structure than currently exists. If Proposal 2 is approved, the Board would be permitted to issue the Preferred Stock without further shareholder approval, in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by the Board. Being able to issue Preferred Stock in this manner would provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances and capital-raising transactions and for other corporate purposes. The Board of Directors evaluates such opportunities and considers different capital structuring alternatives designed to advance our business strategy. Having the authority to issue the Preferred Stock will enable us to develop equity securities tailored to specific purposes and to avoid the possible delay associated with, and significant expense of, calling and holding a special meeting of shareholders to authorize such additional capital. The Board of Directors believes that such enhanced ability to respond to opportunities and favorable market conditions before the opportunities or conditions pass is in the best interests of the Company and its shareholders.

If Proposal 2 is approved, the Board would be permitted to issue Preferred Stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. Shares of Preferred Stock could be issued publicly or privately, in one or more series that could rank senior to our common stock with respect to dividends and liquidation rights.

The Company has no present plans for the issuance of Preferred Stock. On December 8, 2008, the Company filed a conditional application for preliminary approval under the Capital Purchase Program (the “Program”) established by the United States Department of the Treasury (the “Treasury”) pursuant to the Emergency Economic Stabilization Act of 2008. Under the Program, eligible financial institutions could generally apply to issue

Senior Preferred to the Treasury in aggregate amounts of between 1% and 3% of the institution’s risk-weighted assets. The Company was prompted to file its conditional application by the fact that the Program had a deadline for such applications of December 8, 2008, and the Company wished to preserve the option of participating in the Program as an alternative available to it. Since that time, the matter has been further considered, and the Company has decided not to participate in the Program and the conditional application has been withdrawn. Therefore, the Company has no present plans, understandings or agreements for, and we are not engaged in any negotiations that will involve, the issuance of Preferred Stock. The consideration of the possibility of participating in the Program caused us to focus on the fact that our current Articles of Incorporation do not authorize the issuance of Preferred Stock, and prompted us to seek the additional flexibility to do so for the reasons we have described above. Therefore, we recommend that shareholders approve Proposal 2.

Effects of the Amendment on the Rights of Holders of Common Stock

We are unable to determine the effects of any future issuance of a series of Preferred Stock on the rights of our shareholders until the Board of Directors determines the rights of the holders of such series. However, such effects might include: (i) restrictions on the payment of dividends to holders of our common stock; (ii) dilution of voting power to the extent that the holders of shares of preferred stock are given voting rights; (iii) dilution of the equity interests and voting power of holders of our common stock if the preferred stock is convertible into common stock; (iv) restrictions upon any distribution of assets to the holders of our common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock; (v) continuation of our current management; and (vi) prevention of mergers with or business combinations by us and discouragement of possible tender offers for shares of our common stock.

Upon conversion of convertible Preferred Stock into shares of our common stock, the voting power and percentage ownership of holders of our common stock before such conversion would be diluted, and such issuances could have an adverse effect on the market price of our common stock. Additionally, the issuance of shares of Preferred Stock with certain rights, preferences and privileges senior to those held by our common shareholders could diminish their rights to receive dividends, if declared by the Board, and to receive payments upon our liquidation.

Potential Anti-Takeover Effects of the Amendment

The amendment of the Articles of Incorporation as proposed could adversely affect the ability of third parties to take over or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. Specifically, the ability of our Board of Directors to establish the rights of, and to cause us to issue, substantial amounts of Preferred Stock without the need for shareholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as our Board of Directors may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of the Company or to dilute the stock ownership of holders of common stock seeking to obtain control of the Company. The rights of the holders of common stock will be subject to, and may be adversely affected by, any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company.

Any future issuance of Preferred Stock, however, would require approval by the Board of Directors, and each director is legally bound to act in accordance with his or her good faith business judgment of the best interests of the Company. The Board of Directors has no present intention of issuing any Preferred Stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.

At present, our Articles of Incorporation and Bylaws contain the following provisions that may have an anti-takeover effect:

Special Voting Provisions. Our Articles of Incorporation currently provide that approval of an amendment to the Articles of Incorporation, merger or share exchange to which we are party, or direct or indirect sale, lease, exchange or other disposition of all or substantially all of our property, otherwise than in the usual and regular course of business, shall be approved by: (a) a majority of the shares entitled to be cast by each voting group entitled to vote on such action, if such action has been approved by at least two-thirds of the directors; or (b) more than two-thirds of the shares entitled to be cast by each voting group entitled to vote on such action, if such action has not been approved by at least two-thirds of the directors.

Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Advance Notice for Shareholder Proposals or Nominations at Meetings. Our Bylaws prescribe the procedure a shareholder must follow to nominate directors for a shareholders’ meeting. For a shareholder to nominate a candidate for director at an annual meeting of shareholders, notice of the nomination must be received by the Company’s Secretary at the Company’s principal office in Altavista, Virginia, not less than 30 days prior to the anniversary of the initial mailing of the notice for the prior year’s annual meeting, provided that such notice will not be required to be given more than 90 days prior to the date of the annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice.

Our Bylaws also prescribe the procedures a shareholder must follow to bring other business before shareholders’ meetings. For a shareholder to bring other business before the annual meeting of shareholders, notice of the proposal must be received by the Company’s Secretary at the Company’s principal office in Altavista, Virginia, not less than 120 days prior to the anniversary of the initial mailing of the notice for the prior year’s annual meeting, provided that if the date of the annual meeting is more than 30 days from the date of the anticipated annual meeting at the time of the initial notice for the prior year’s annual meeting, the deadline for such a proposal is a reasonable time before the Company prints its proxy materials for the annual meeting. The notice must include a description of the proposed business, the reasons therefore, and other specified matters.

Required Vote

The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the Annual Meeting is required for approval of the proposed amendment of our Articles of Incorporation. Accordingly, abstentions and broker non-votes will count as votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 TO

AMEND THE ARTICLES OF INCORPORATION.

PROPOSAL 3:

ADJOURNMENT OF THE ANNUAL MEETING

General

If at the Annual Meeting the number of shares of our common stock present or represented and voting in favor of Proposal 2 is insufficient to approve Proposal 2, our management may move to adjourn the Annual Meeting in order to enable our Board of Directors to continue to solicit additional proxies in favor of the Proposal 2. In that event, you will be asked to vote on the adjournment proposal but not Proposal 2.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Annual Meeting and any later adjournments. If our shareholders approve the adjournment proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use additional time to solicit additional proxies in favor of Proposal 2, including the solicitation of proxies from the shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if proxies representing a sufficient number of votes against the Proposal 2 have been received, we could adjourn the Annual Meeting without a vote on Proposal 2 and seek to convince the holders of those shares to change their votes to votes in favor of the approval of Proposal 2.

The Board of Directors believes that if the number of shares of common stock present or represented at the Annual Meeting and voting in favor of Proposal 2 is insufficient to approve that proposal, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve Proposal 2.

Generally, if the Annual Meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Annual Meeting of the place, date and time to which the meeting is adjourned. However, if the Annual Meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting will be given as in the case of the original meeting.

Required Vote

The affirmative vote of the holders of a majority of shares voted on this proposal is required for approval of the proposal to adjourn the Annual Meeting. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 TO ADJOURN THE ANNUAL

MEETING TO ALLOW TIME FOR THE FURTHER SOLICITATION OF PROXIES TO

APPROVE THE AMENDMENT OF THE ARTICLES OF INCORPORATION.

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the determination of a majority of the Board of Directors.

FORWARD-LOOKING STATEMENTS

Certain information contained in this Proxy Statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are generally identified by phrases such as “we expect,” “we believe,” or words of similar import. Such forward-looking statements involve known and unknown risks including but not limited to:

•	fluctuation in market rates of interest and loan and deposit pricing, which could negatively affect our net interest margin, asset valuation and income and expense projections;

•	adverse changes in the overall national economy as well as adverse economic conditions in the Company’s market area;

•	maintenance and development of well-established and valued client relationships and referral source relationships;

•	acquisition or loss of key production personnel;

•	competitive factors within the financial services industry;

•	changes in regulatory requirements and restrictive banking legislation; and

•	material changes in the real estate market in the Company’s market area, which could have an adverse impact on the Company.

Although we believe that our expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that our actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

In accordance with the Company’s Bylaws, proposals of shareholders intended to be presented at the 2010 Annual Meeting (other than director nominations) must be received by the Company’s Secretary no later than November 9, 2009, provided that if the 2010 Annual Meeting is held more than 30 days from April 13, 2010, such notice must be given not less than 90, nor more than 120, days prior to the date set for the 2010 Annual Meeting. In addition, under applicable law and in accordance with the Company’s Bylaws, the Board of Directors need not include an otherwise appropriate shareholder proposal in its proxy statement or form of proxy for the 2010 Annual Meeting unless the proposal is in the form prescribed in Article III, Section 17 of the Company’s Bylaws and is received by the Company’s Secretary, at the Company’s principal office in Altavista, Virginia, on or before November 9, 2009, provided that if the 2010 Annual Meeting is held more than 30 days from April 13, 2010, the deadline for such a proposal is a reasonable time before the Company prints its proxy materials for the 2010 Annual Meeting.

The proxy solicited by the Board of Directors for the 2010 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by November 9, 2009, in writing delivered to the Company’s Secretary.

By Order of the Board of Directors

/s/ Bryan M. Lemley
Bryan M. Lemley
Secretary

Altavista, Virginia

March 9, 2009

A copy of the Company’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2008, will be furnished without charge to shareholders upon written request directed to the Company’s Secretary at the address set forth on the first page of this Proxy Statement.

APPENDIX A

PROPOSED AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

PINNACLE BANKSHARES CORPORATION

1.	Article III of the Articles of Incorporation of the Corporation (the “Articles of Incorporation”) is hereby amended to read as follows:

III. CAPITAL STOCK

The Corporation shall have authority to issue three million (3,000,000) shares of common stock, par value $3.00 per share (the “Common Stock”), and one million (1,000,000) shares of preferred stock, par value $3.00 per share (the “Preferred Stock”).

A. Common Stock

Section 1. The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation, except as otherwise may be provided in these Articles of Incorporation or in any articles of amendment applicable to any series of Preferred Stock, and as otherwise expressly provided by the then existing Code of Virginia. The holders of the Common Stock shall be entitled to one vote per share of Common Stock held by them on all maters as to which a shareholder vote is to be taken.

Section 2. Subject to the rights of holders of any series of Preferred Stock and the provisions of law, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

Section 3. Subject to the rights of holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for the payment in full for all debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive the remaining net assets of the Corporation, which shall be distributed ratably among the holders of the shares of Common Stock outstanding at the time of such event.

B. Preferred Stock

Shares of Preferred Stock may be issued in one or more series. Authority is expressly vested in the Board of Directors at any time and from time to time to cause the Preferred Stock to be issued in one or

A - 1

more series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations and relative rights of the shares of any series of Preferred Stock so established and provide for the issuance of shares thereof. Prior to the issuance of any share of a series of Preferred Stock, the Board of Directors shall establish such series by adopting an amendment of the Articles of Incorporation setting forth the designation and number of shares of the series and the preferences, limitations and relative rights thereof, and the Corporation shall file with the State Corporation Commission articles of amendment as required by law, and the State Corporation Commission shall have issued a certificate of amendment. The Preferred Stock of each series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

2.	The first sentence of Article VI of the Articles of Incorporation is hereby amended to read as follows:

To the extent shareholder approval is required by applicable law or regulation, any amendment of the Corporation’s Articles of Incorporation, plan of merger or share exchange, transaction involving the sale of all or substantially all of the Corporation’s assets other than in the regular course of business and plan of dissolution shall be approved by the affirmative vote of a majority of all shares entitled to be voted on such transaction by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation.

A - 2

FORM OF

REVOCABLE PROXY

PINNACLE BANKSHARES CORPORATION

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS

APRIL 14, 2009

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Pinnacle Bankshares Corporation (the “Company”) hereby appoints E.H. Frazier, Jr., Henry S. Pittard and Percy O. Moore as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Company standing in the name of the undersigned shareholder as of February 24, 2009, at the annual meeting of shareholders (the “Annual Meeting”) to be held at 11:30 a.m. Eastern Time, on Tuesday, April 14, 2009, at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia and at any adjournments thereof, upon each of the following matters. The undersigned shareholder hereby revokes any proxy heretofore given.

1.	Election of three Class III directors for three-year terms and one Class II Director for a two-year term:

Nominees:

Class III directors

Carroll E. Shelton, John L. Waller and Michael E. Watson

Class II director

Thomas F. Hall

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name of the nominee(s) in the space provided below.

2.	Approval of an amendment to the Company’s Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock and to make a clarifying change.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Authorizing the adjournment of the Annual Meeting to allow time for further solicitation of proxies, in the event there are insufficient votes at the Annual Meeting to approve the amendment proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	The proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments of the meeting in accordance with the determination of a majority of the Company’s Board of Directors.

Please check box if you plan to attend the April 14, 2009 Annual Meeting.  ☐

Number Attending  ☐

This Proxy will be voted as directed by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR Proposal 2 to amend the Company’s Articles of Incorporation to authorize the issuance of the preferred stock and to make a clarifying change, and FOR Proposal 3 to adjourn the Annual Meeting to allow time for further solicitation of proxies, in the event there are insufficient votes at the Annual Meeting to approve the amendment proposal. If any other matter shall be brought before the meeting, the shares represented by this Proxy will be voted by the proxies in accordance with the determination of a majority of the Company’s Board of Directors. The undersigned shareholder may revoke this Proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the Proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and requesting to vote in person. The undersigned shareholder hereby acknowledges receipt of the Notice of 2009 Annual Meeting of Shareholders and related Proxy Statement.

Please be sure to sign and date this Proxy in the box below.

Date: , 2009

Shareholder sign above              Co-holder (if any) sign above

Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and any other fiduciary should sign and indicate his or her full title. When shares have been issued in the name of two or more persons, all should sign.

Detach above card, sign, date and mail in postage-paid envelope provided.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice of 2009 Annual Meeting of Shareholders and Proxy Statement and 2008 Annual Report to Shareholders are

available on the internet at the following website: http://www.cfpproxy.com/4739.

PINNACLE BANKSHARES CORPORATION

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND

RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.